Exhibit 99.1

Ahern Rentals Announces Call

LAS VEGAS—(BUSINESS WIRE)—May 7, 2009—Ahern Rentals, Inc. announced today it will hold a conference call for press and analysts at 10 a.m. PDT on Friday, May 15, 2009, to discuss matters covered in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March  31, 2009, which the company expects to file with the Securities and Exchange Commission on Thursday, May 14, 2009. The conference call is open to the general public via telephone by dialing (800) 913-1647. A replay of the conference call will be available for one week beginning at approximately 12 p.m. PDT on May 15. The replay may be accessed by dialing (800) 633-8284 and entering the pass code — 21424594. Upon filing, the company’s 10-Q will be available on the Web site of the Securities and Exchange Commission at www.sec.gov and on the Web site of Ahern Rentals at www.ahern.com.

Ahern Rentals is an equipment rental company with locations primarily in the southwestern United States. Through our network of equipment rental locations, we rent a full range of equipment, sell our used rental equipment, new equipment, parts, supplies and related merchandise, and provide maintenance, repair and other services that supplement our rental activities. The types of equipment we rent range from a fleet of high reach and earth engaging units to hand tools. For more information about Ahern Rentals, visit www.ahern.com.

Ahern Rentals, Inc., Las Vegas

Howard Brown, 702-362-0623